UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

     On May 22, 2008, Foot Locker, Inc. (the “Company”) issued a press release announcing its operating results for the first quarter of 2008. The press release includes a non-GAAP financial measure of first quarter net income before the non-cash impairment charge and store closing expenses, which the Company believes is a useful measure to investors because it allows for a more direct comparison of the Company’s performance for the quarter with the Company’s performance in the prior-year period. A reconciliation schedule to GAAP is provided in the release.

     A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release of Foot Locker, Inc. dated May 22, 2008 reporting operating results for the first quarter of 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: May 22, 2008	By: /s/ Robert W. McHugh
Senior Vice President and
Chief Financial Officer

EXHIBIT 99.1

N E W S   R E L E A S E

Contact: Peter D. Brown
Senior Vice President, Chief Information Officer and Investor Relations Foot Locker, Inc. (212)720-4254

FOOT LOCKER, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

•	Operating results in line with Company expectations
•	Gross margin rate improves versus prior year’s quarter
•	Confirms previously issued full-year earnings guidance

NEW YORK, NY, May 22, 2008 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended May 3, 2008.

Financial Results
Net income for the Company’s first quarter ended May 3, 2008 was $3 million, or $0.02 per share, and includes store closing expenses of $3 million, after-tax, or $0.02 per share, and a non-cash impairment charge of $15 million, after-tax, or $0.10 per share. For comparative purposes, first quarter net income in 2008, before the store closing expenses and impairment charge, was $21 million, or $0.14 per share. In the first quarter of 2007, the Company reported net income of $17 million, or $0.11 per share.

Store closing expenses primarily reflect negotiated landlord settlements associated with exiting 15 stores prior to lease expirations in line with a program initiated by the Company in 2007. The impairment charge recognized during the first quarter relates to a note receivable due from the purchaser of the Company’s former Northern Group operation in Canada – a business that the Company sold in 2001.

First quarter sales decreased 0.5 percent to $1,309 million, as compared with sales of $1,316 million for the corresponding prior year period. Excluding the effect of foreign currency fluctuations, total sales for the first quarter decreased 3.7 percent. First quarter comparable-store sales decreased 2.9 percent.

“Although the external environment remained challenging, our first quarter net income, excluding the impairment charge, was in line with our expectations going into the quarter,” stated Matthew D. Serra, Foot Locker, Inc.’s Chairman and Chief Executive Officer. “The inventory initiatives that we undertook last year helped position our Company for an improved gross margin rate for this year. Additionally, our first quarter profit was enhanced by lower depreciation expense than last year and expense containment initiatives. We continue to expect our net income for the full year, excluding the impairment charge, to be in a range of $0.65 to $0.85 per share.”

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- Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Financial Position
At the end of the first quarter, the Company’s cash position, net of debt, was $283 million, a $100 million improvement from the same time last year. Subsequent to the end of the first quarter, the Company completed a new, 3-year, $175 million revolving credit facility with its banks. Concurrently, the Company repaid the $88 million balance that was outstanding on its term loan which was scheduled to mature in May 2009.

Mr. Serra continued, “In line with a strategic initiative, we decreased our merchandise inventory by $99 million versus the first quarter of last year, which was the primary factor that contributed to the increase in our net cash position. With the recent completion of a new credit facility and repayment of debt, we have strengthened further our financial foundation. At closing of the facility, our cash and short-term investment position, and availability under our new revolving credit facility totaled nearly $600 million, while our debt was reduced to $129 million.”

Store Base Update
During the first quarter, the Company opened 33 new stores; remodeled/relocated 73 stores and closed 60 stores. At May 3, 2008, the Company operated 3,758 stores in 21 countries in North America, Europe and Australia. In addition, 13 Foot Locker franchised stores were operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, May 23, 2008 to discuss these results and provide guidance with regard to its earnings outlook for 2008. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Thursday, May 29, 2008.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended May 3, 2008 and May 5, 2007
(In millions, except per share amounts)

	First Quarter	First Quarter
	2008	2007

Sales	$ 1,309	$ 1,316

Cost of sales	943	956
Selling, general and administrative expenses	299	290
Depreciation and amortization	32	43
Impairment charge	15	---
Store closing costs	4	---
Interest expense, net	1	---

	1,294	1,289

Income before income taxes	15	27
Income tax expense	12	10

Net income	$ 3	$ 17

Diluted EPS:

Net income	$ 0.02	$ 0.11

Weighted-average diluted shares outstanding	155.0	156.5

Reconciliation of Net Income from a GAAP-reported basis to a non-GAAP basis
(unaudited)
Periods ended May 3, 2008 and May 5, 2007
(In millions, except per share amounts)

	First Quarter	First Quarter
	2008	2007

Net income – GAAP basis	$ 3	$ 17
Additions:
Impairment charge	15	---
Store closing costs	3	---

Net income – non-GAAP basis	$ 21	$ 17

Net income per share – GAAP basis	$ 0.02	$ 0.11
Additions:
Impairment charge	.10	---
Store closing costs	.02	---

Net income per share – non-GAAP basis	$ 0.14	$ 0.11

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	May 3,	May 5,
	2008	2007

Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$ 502	$ 418
Merchandise inventories	1,391	1,490
Other current assets	270	265

	2,163	2,173

Property and equipment, net	526	659
Deferred tax assets	245	118
Other assets	417	455

	$ 3,351	$ 3,405

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$ 335	$ 403
Accrued and other liabilities	265	252

	600	655

Long-term debt and obligations under capital leases	219	221
Other liabilities	260	234
SHAREHOLDERS’ EQUITY	2,272	2,295

	$ 3,351	$ 3,405

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FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	May 3,	May 5,	April 29,
	2008	2007	2006

Foot Locker U.S.
Number of stores	1,260	1,332	1,365
Gross square footage	5,150	5,391	5,498
Selling square footage	3,079	3,179	3,251

Footaction
Number of stores	346	375	365
Gross square footage	1,618	1,748	1,721
Selling square footage	999	1,076	1,063

Lady Foot Locker
Number of stores	522	553	546
Gross square footage	1,163	1,234	1,220
Selling square footage	662	697	685

Kids Foot Locker
Number of stores	317	332	320
Gross square footage	767	800	777
Selling square footage	455	479	465

Champs Sports
Number of stores	577	574	555
Gross square footage	3,120	3,127	3,037
Selling square footage	2,110	2,134	2,090

Footquarters
Number of stores	---	31	---
Gross square footage	---	182	---
Selling square footage	---	164	---

Foot Locker International
Number of stores	736	733	726
Gross square footage	2,134	2,125	2,081
Selling square footage	1,092	1,090	1,083

Total Stores Operated
Number of stores	3,758	3,930	3,877
Gross square footage	13,952	14,607	14,334
Selling square footage	8,400	8,819	8,637

Total Franchised Stores
Number of stores	13	6	---
Gross square footage	58	18	---
Selling square footage	39	12	---

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